UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2015

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2015, Jarden Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among VHC Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Visant Holding Corp. (“Visant”), and the stockholder representatives named therein. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Visant (the “Merger”), with Visant surviving the Merger as a wholly-owned subsidiary of the Company. The Company will acquire Visant for an enterprise value of approximately $1.5 billion, subject to certain purchase price adjustments.

The Merger Agreement includes customary representations, warranties and covenants by the parties. Subject to the satisfaction of certain customary closing conditions, the closing of the transactions contemplated by the Merger Agreement is expected to occur in the fourth quarter of 2015. The Merger Agreement contains certain termination rights for both the Company and the stockholder representatives named therein.

The Merger Agreement has been included to provide stockholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal restrictions among the parties thereto with respect to the transactions described above, the Merger Agreement is not otherwise intended to be a source of factual, business or operational information about the parties. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 14, 2015, the Company issued a press release announcing the Company’s preliminary financial results for the quarter ended September 30, 2015. A copy of the press release announcing the Company’s preliminary financial results for the quarter ended September 30, 2015 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

2.1	Agreement and Plan of Merger, dated October 13, 2015, by and among the Company, VHC Merger Sub, Inc., Visant Holding Corp. and the stockholder representatives named therein.

99.1	Press Release of Jarden Corporation, dated October 14, 2015, with respect to the Company’s preliminary financial results for the quarter ended September 30, 2015 (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2015

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary

Exhibit Index

Number	Exhibit

2.1	Agreement and Plan of Merger, dated October 13, 2015, by and among the Company, VHC Merger Sub, Inc., Visant Holding Corp. and the stockholder representatives named therein.

99.1	Press Release of Jarden Corporation, dated October 14, 2015, with respect to the Company’s preliminary financial results for the quarter ended September 30, 2015 (furnished only).